Exhibit 99.1

Dave Announces Letter of Intent to Enter into Strategic Partnership with Leading Sponsor Bank

LOS ANGELES, CA – November 12, 2024 — Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today announced that it has entered into a non-binding letter of intent (the “LOI”) to form a strategic partnership with a leading bank whose parent is publicly-traded (the “Sponsor Bank”). Under the terms of the LOI, the Sponsor Bank will originate Dave’s ExtraCash product, hold Dave member deposit accounts, including checking and savings accounts, issue physical and virtual debit cards, provide ACH processing, and collaborate with Dave to launch next-generation banking and credit products in support of Dave’s mission of leveling the financial playing field for everyday Americans.

“We are excited to partner with what we believe to be one of the most highly respected sponsor banks in the industry. Given the scale we’ve achieved and the strong member growth we continue to experience, we believe it is the right time to further diversify our key commercial relationships,” said Jason Wilk, CEO and Founder of Dave. “After an extensive evaluation process, we chose a partner with significant experience sponsoring both credit and banking products, strong compliance and risk management capabilities, competitive pricing, and a shared vision for a more inclusive, accessible banking system.”

Dave’s user-friendly platform provides access to low cost banking and credit products to over 11 million members. With this strategic partnership, Dave members will continue to benefit from our suite of products, backed by the stability and regulatory expertise of an additional FDIC-insured sponsor bank.

The strategic partnership contemplated by the LOI is subject to the negotiation of and entry into definitive agreements. Upon execution of the definitive agreements, Dave will publicly announce its new Sponsor Bank partner.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the LOI and execution of a definitive agreement, statements relating to Dave’s potential partnership with a new sponsor bank, future performance and growth, projected financial results for future periods, and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including as contemplated by the LOI; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Federal Trade Commission’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including rising interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com